                                EXHIBIT 10.8

               ACQUISITION AGREEMENT, DATED SEPTEMBER 15, 1998

                      BY AND BETWEEN COMPANY AND NETSOL

                            ACQUISITION AGREEMENT

                                BY AND AMONG

                           MIRAGE HOLDINGS, INC.,

                               ON THE ONE HAND

                                     AND

                          SALIM GHAURI AND OTHERS,

                    NETWORK SOLUTIONS (PVT) LIMITED, AND

                           NETSOL (U.K.) LIMITED,

                                ON THE OTHER

                              TABLE OF CONTENTS

ARTICLE 1
    SALE AND ISSUANCE OF SHARES AND OTHER TERMS.........................................   1
    1.1     Issuance of the Shares......................................................   1
    1.2     Consideration and Payment for the Shares....................................   1

ARTICLE 2
    REPRESENTATIONS AND WARRANTIES......................................................   2
    2.1     Representations and Warranties of SGO, NetSol Pvt, and NetSol UK............   2
            2.1.1  Organization, Standing, Power........................................   2
            2.1.2  Authority............................................................   2
            2.1.3  Capitalization of NetSol Pvt and NetSol UK...........................   2
            2.1.4  Subsidiaries.........................................................   3
            2.1.5  No Defaults..........................................................   3
            2.1.6  Governmental Consents................................................   3
            2.1.7  Financial Statements.................................................   4
            2.1.8  Liabilities..........................................................   4
            2.1.9  Absence of Undisclosed Liabilities...................................   4
            2.1.10 Absence of Changes...................................................   4
            2.1.11 Patents and Trademarks...............................................   5
            2.1.12 Certain Agreements...................................................   5
            2.1.13 Compliance with Other Instruments....................................   5
            2.1.14 Employee Benefit Plans...............................................   5
            2.1.15 Other Personal Property..............................................   6
            2.1.16 Properties and Liens.................................................   6
            2.1.17 Inventory............................................................   6
            2.1.18 Major Contracts......................................................   6
            2.1.19 Questionable Payments................................................   7
            2.1.20 Recent Transactions..................................................   7
            2.1.21 Leases in Effect.....................................................   7
            2.1.22 Environmental........................................................   8
            2.1.23 Taxes................................................................   8
            2.1.24 Disputes and Litigation..............................................   9
            2.1.25 Compliance with Laws.................................................   9
            2.1.26 Related Party Transactions...........................................   9
            2.1.27 Insurance............................................................   9
            2.1.28 Minute Books.........................................................   9
            2.1.29 Disclosure...........................................................   9
            2.1.30 Reliance.............................................................  10

    2.2     Representations and Warranties of Mirage....................................  10
            2.2.1  Organization, Standing, Power........................................  10
            2.2.2  Authority............................................................  10
            2.2.3  No Defaults..........................................................  10
            2.2.4  Disclosure...........................................................  10
            2.25   Independent Investigation............................................  11
            2.2.6  Reliance.............................................................  11

ARTICLE 3
    CONDITIONS PRECEDENT................................................................  11
    3.1     Conditions to Each Party's Obligations......................................  11
    3.2     Conditions to Mirage's Obligations..........................................  11
    3.3     Conditions to SGO, NetSol Pvt, and NetSol UK's Obligations..................  12

ARTICLE 4
    COVENANTS...........................................................................  13
    4.1     Corporate Structure of NetSol Pvt and NetSol UK.............................  13
    4.2     Composition of the Board of Directors of NetSol Pvt.........................  13
    4.3     Board Seat on the Board of Mirage...........................................  13

ARTICLE
    CLOSING AND DELIVERY OF DOCUMENTS...................................................  13
    5.1     Time and Place..............................................................  13
    5.2     Deliveries by SGO, NetSol Pvt, and NetSol UK ...............................  13
    5.3     Deliveries by Mirage........................................................  14

ARTICLE 6
    INDEMNIFICATION.....................................................................  14
    6.1     SGO, NetSol Pvt, and NetSol UK's Indemnity..................................  14
    6.2     Mirage's Indemnity..........................................................  14

ARTICLE 7
    DEFAULT, AMENDMENT AND WAIVER.......................................................  15
    7.1     Default.....................................................................  15
    7.2     Waiver and Amendment........................................................  15

ARTICLE 8
    MISCELLANEOUS.......................................................................  15
    8.1     Expenses....................................................................  15
    8.2     Notices.....................................................................  16
    8.3     Entire Agreement............................................................  16
    8.4     Survival of Representations.................................................  17
    8.5     Incorporated by Reference...................................................  17
    8.6     Remedies Cumulative.........................................................  17
    8.7     Execution of Additional Documents...........................................  17
    8.8     Finders' and Related Fees...................................................  17
    8.9     Governing Law...............................................................  17
    8.10    Forum.......................................................................  17
    8.11    Professional Fees...........................................................  17
    8.12    Binding Effect and Assignment...............................................  18
    8.13    Counterparts; Facsimile Signatures..........................................  18

                       TABLE OF SCHEDULES AND EXHIBITS

Exhibit A   List of Shareholders Entering Into This Agreement

Exhibit B   Opinion Letter

Exhibit C   SGO, NetSol PVT, and NetSol UK Disclosure Schedule

Exhibit D   Mirage Disclosure Schedule

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated as of September 15, 1998, is by and between MIRAGE HOLDINGS, INC., a Nevada corporation ("Mirage"), on the one hand and SALIM GHAURI AND OTHERS as listed on Exhibit A ("SGO") who are shareholders of NETWORK SOLUTIONS (PVT) LIMITED, a Pakistan corporation ("NetSol Pvt") and who are also shareholders of NETSOL (U.K.) LIMITED, a corporation organized under the laws of the United Kingdom ("NetSol UK"), on the other (collectively, the "Parties").

                                 R E C I T A L S

      A. The capital stock of NetSol Pvt consists of 20,000 authorized shares of Common Stock, par value Rs. 100 (the "NetSol Pvt Shares"), of which 400 are currently issued and outstanding. SGO currently owns 400 NetSol Pvt Shares.

      B. The capital stock of NetSol UK consists of 1,000 authorized shares of Common Stock, par value L1 (the "NetSol UK Shares"), of which 100 are currently issued and outstanding. SGO currently owns 100 NetSol UK Shares.

      C. Upon the terms and conditions set forth below, SGO desires to issue that certain number of NetSol Pvt Shares to Mirage to constitute 51% of the issued and outstanding common stock of NetSol Pvt, such that, following such transaction, NetSol Pvt will be a majority owned subsidiary of Mirage.

      D. Upon the terms and conditions set forth below, SGO desires to issue that certain number of NetSol UK Shares to Mirage to constitute 51% of the 85% of the issued and outstanding common stock of NetSol UK owned by SGO, such that, following such transaction, NetSol UK will be a 43% owned subsidiary of Mirage. The NetSol Pvt Shares and the NetSol UK Shares which are the subject of this Agreement, may be referred to collectively as the "Shares" herein.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:

                                   ARTICLE 1
                         SALE AND PURCHASE OF THE SHARES

      1.1 ISSUANCE OF THE SHARES. Subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, SGO shall sell and transfer to Mirage that certain number of NetSol Pvt Shares that will constitute 51% of the issued and outstanding common stock of NetSol Pvt and shall sell and transfer to Mirage that certain number of NetSol UK Shares that will constitute 43% of the issued and outstanding common stock of NetSol UK. Mirage shall have antidilution protection on its 51% ownership of NetSol Pvt and on its 43% ownership of NetSol UK, such that Mirage shall retain its respective ownership percentages regardless of any future stock issuance(s) of NetSol Pvt and/or NetSol UK, until such time as the Parties may agree otherwise in writing. If, for any reason whatsoever, NetSol Pvt and/or NetSol UK issues shares of their capital stock which have the effect of reducing Mirage's percentage of ownership, NetSol Pvt and/or NetSol UK shall concurrently issue additional shares of capital stock to Mirage in an amount which will restore Mirage's percentage of ownership.

      1.2 CONSIDERATION AND PAYMENT FOR THE SHARES. In consideration for the Shares, Mirage shall pay a purchase price of a total of Seven Hundred Seventy-Five Thousand and no/100 Dollars ($775,000.00) plus 490,000 of the current outstanding shares of common stock of Mirage (the "Purchase Price"), payable as follows:

          (a) SGO hereby acknowledges receipt of $275,000 already paid by Mirage.

          (b) The balance of the cash Purchase Price of $500,000 shall be paid at the Closing (hereinafter defined) to be wired to SGO as per their wiring instructions.

          (c) Mirage shall issue to SGO, in whatever designation SGO requests, a stock certificate(s) equal to 490,000 shares of the current outstanding common stock of Mirage as of the date hereof.

                                  ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

      2.1 REPRESENTATIONS AND WARRANTIES OF SGO, NETSOL PVT, AND NETSOL UK. Except as disclosed in a document referring specifically to the representations and warranties in this Agreement that identifies by section number the section and subsection to which such disclosure relates and is delivered by SGO, NetSol Pvt, and NetSol UK to Mirage prior to the execution of this Agreement (the "SGO, NetSol Pvt, and NetSol UK Disclosure Schedule"), SGO, NetSol Pvt, and NetSol UK represent and warrant to Mirage, as of the date hereof and as of the Closing, as follows:

      2.1.1   ORGANIZATION, STANDING, POWER.

                 (a) NETSOL PVT. NetSol is a corporation duly organized, validly existing, and in good standing under the laws of the country of Pakistan. It has all requisite corporate power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its business as it has been and is being conducted. NetSol is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a Material Adverse Effect (as defined below) on NetSol Pvt. For purposes of this Agreement, the term "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects which have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition, or results of operations of the entity.

                 (b) NETSOL UK. NetSol UK is a corporation duly organized, validly existing, and in good standing under the laws of the United Kingdom. It has all requisite corporate power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its business as it has been and is being conducted. NetSol UK is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a Material Adverse Effect (as defined below) on NetSol UK. For purposes of this Agreement, the term "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects which have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition, or results of operations of the entity.

         2.1.2 AUTHORITY. SGO, NetSol Pvt, and NetSol UK have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by SGO, NetSol Pvt, and NetSol UK of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the parts of SGO, NetSol Pvt, and NetSol UK, including the approval of the Board of Directors of NetSol Pvt and NetSol UK. This Agreement has been duly executed and delivered by SGO, NetSol Pvt, and NetSol UK and constitutes a valid and binding obligation of SGO, NetSol Pvt, and NetSol UK enforceable in accordance with its terms, except that such enforceability may be subject to: (i) bankruptcy, insolvency, reorganization, or other similar laws relating to enforcement of creditors' rights generally; and (ii) general equitable principles. Subject to the satisfaction of the conditions set forth in Article 3 below, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation, or to loss of a material benefit under, or the creation of a lien, pledge, security interest, charge, or other encumbrance on any assets of SGO, NetSol Pvt, or NetSol UK (any such conflict, violation, default, right, loss, or creation being referred to herein as a "Violation") pursuant to: (i) any provision of the organization documents of NetSol Pvt and NetSol UK; or (ii) any loan or credit agreement, note, bond, mortgage, indenture, contract, lease, or other agreement, or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to SGO, NetSol Pvt, and NetSol UK's respective properties or assets, other than, in the case of
(ii), any such Violation which individually or in the aggregate would not have a Material Adverse Effect on SGO, NetSol Pvt, and/or NetSol UK.

         2.1.3   CAPITALIZATION OF NETSOL PVT AND NETSOL UK.

                 (a) NETSOL PVT. The authorized equity securities of NetSol Pvt consist of 20,000 shares of NetSol Pvt Common Stock, Rs. 100 par value, of which 400 shares are currently issued or outstanding. SGO currently owns 400 NetSol Pvt Shares.

                 (b) NETSOL UK. The capital stock of NetSol UK consists of 1,000 authorized shares of Common Stock, par value (pound)1 (the "NetSol UK Shares"), of which 100 are currently issued and outstanding. SGO currently owns 100 NetSol UK Shares.

                 (b) Upon issuance pursuant to the terms of this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable, and issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any relevant state securities laws or pursuant to valid exemptions therefrom. The Shares are free of restrictions on transfer other than restrictions on transfer as set forth in the SGO, NetSol Pvt, and NetSol UK Disclosure Schedule and under applicable state and federal securities laws. The Shares shall be issued in a private transaction and consequently will be deemed to be "Restricted Securities" as set forth in Rule 144 promulgated under the Securities Act of 1933, as amended.

                 (c) Except as set forth on the SGO, NetSol Pvt, and NetSol UK Disclosure Schedule, there are no options, warrants, rights, calls, commitments, plans, contracts, or other agreements of any character granted or issued by SGO, NetSol Pvt, or NetSol UK which provide for the purchase, issuance, or transfer of any additional shares of the capital stock of NetSol Pvt or NetSol UK nor are there any outstanding securities granted or issued by NetSol Pvt or NetSol UK that are convertible into any shares of the equity securities of NetSol Pvt or NetSol UK, and none is authorized. Neither NetSol Pvt nor NetSol UK has outstanding any bonds, debentures, notes, or other indebtedness the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of NetSol Pvt or NetSol UK capital stock on any matter.

                 (d) Except as set forth on the SGO, NetSol Pvt, and NetSol UK Disclosure Schedule, neither SGO nor NetSol Pvt nor NetSol UK is a party or subject to any agreement or understanding, and, to the best of SGO, NetSol Pvt, and NetSol UK's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a shareholder or director of NetSol Pvt or NetSol UK.

                 (e) Except as set forth on the SGO, NetSol Pvt, and NetSol UK Disclosure Schedule, neither NetSol Pvt nor NetSol UK has granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

         2.1.4 SUBSIDIARIES. "Subsidiary" or "Subsidiaries" means all corporations, trusts, partnerships, associations, joint ventures, or other Persons, as defined below, of which NetSol Pvt or NetSol UK or any other Subsidiary of NetSol Pvt or NetSol UK owns not less than twenty percent (20%) of the voting securities or other equity or of which NetSol Pvt or NetSol UK or any other Subsidiary of NetSol Pvt or NetSol UK possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts, or otherwise. "Person" means any individual, corporation, trust, association, partnership, proprietorship, joint venture, or other entity. There are no Subsidiaries of NetSol Pvt nor or NetSol UK.

         2.1.5 NO DEFAULTS. Neither SGO nor NetSol Pvt nor NetSol UK has received notice that they would be with the passage of time, in default or violation of any term, condition, or provision of: (i) the Articles of Incorporation or Bylaws of NetSol Pvt or NetSol UK; (ii) any judgment, decree, or order applicable to SGO, NetSol Pvt, or NetSol UK; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which SGO, NetSol Pvt, or NetSol UK is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on SGO, NetSol Pvt, or NetSol UK.

         2.1.6 GOVERNMENTAL CONSENTS. Any consents, approvals, orders, or authorizations of or registrations, qualifications, designations, declarations, or filings with or exemptions by (collectively "Consents"), any court, administrative agency, or commission, or other federal, state, or local governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity"), which may be required by or with respect to NetSol Pvt and/or NetSol UK in connection with the execution and delivery of this Agreement or the consummation by the Parties of the transactions contemplated hereby, except for such Consents which if not obtained or made would not have a Material Adverse Effect on NetSol Pvt or NetSol UK for the transactions contemplated by this Agreement, are the responsibility of NetSol Pvt and NetSol UK. NetSol Pvt and NetSol UK hereby represent and warrant that such Consents have been obtained by them.

         2.1.7 FINANCIAL STATEMENTS. NetSol Pvt and NetSol UK have furnished Mirage with a true and complete copy of their financial statements for the period ending June 30, 1998 (the "Financial Statements"), which comply as to form in all material respects with all applicable accounting requirements with respect thereto and have been prepared internally and fairly present the financial positions of NetSol Pvt and NetSol UK as at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments not material in scope or amount). There has been no change in NetSol Pvt's nor NetSol UK's accounting policies or the methods of making accounting estimates or changes in estimates that are material to the Financial Statements, except as described in the notes thereto.

         2.1.8 LIABILITIES. As of the Closing, the Liabilities (as defined below) of NetSol Pvt shall not be greater than Rs. 848,484 and the Liabilities (as defined below) of NetSol UK shall not be greater than $______. "Liabilities" as used herein shall mean all debt, liabilities, or obligations of any nature, whether absolute, accrued, or contingent, including, without limitation, accounts payable, accrued employee benefits, accrued taxes payable, and debt instruments.

         2.1.9 ABSENCE OF UNDISCLOSED LIABILITIES. Neither NetSol Pvt nor NetSol UK has any liabilities or obligations (whether absolute, accrued, or contingent) except: (i) Liabilities that are accrued or reserved against in the Financial Statements as of June 30, 1998 or reflected in the notes thereto; or (ii) additional Liabilities reserved against since June 30, 1998 that (x) have arisen in the ordinary course of business; (y) are accrued or reserved against on the books and records of NetSol Pvt or NetSol UK; and (z) amount in the aggregate to less than $25,000.

         2.1.10 ABSENCE OF CHANGES. Since June 30, 1998, NetSol Pvt and NetSol UK have conducted their businesses in the ordinary course and there has not been: (i) any Material Adverse Effect on the business, financial condition, liabilities, or assets of NetSol Pvt or NetSol UK or any development or combination of developments of which management of NetSol Pvt or NetSol UK has knowledge which is reasonably likely to result in such an effect; (ii) any damage, destruction, or loss, whether or not covered by insurance, having a Material Adverse Effect on NetSol Pvt or NetSol UK; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to the capital stock of NetSol Pvt or NetSol UK; (iv) any increase or change in the compensation or benefits payable or to become payable by NetSol Pvt or NetSol UK to any of its employees, except in the ordinary course of business consistent with past practice; (v) any sale, lease, assignment, disposition, or abandonment of a material amount of property of NetSol Pvt or NetSol UK, except in the ordinary course of business; (vi) any increase or modification in any bonus, pension, insurance, or other employee benefit plan, payment, or arrangement made to, for, or with any of its employees; (vii) the granting of stock options, restricted stock awards, stock bonuses, stock appreciation rights, and similar equity based awards; (viii) any resignation or termination of employment of any office of NetSol Pvt or NetSol UK; and NetSol Pvt and NetSol UK, to the best of their knowledge, do not know of the impending resignation or termination of employment of any such office; (ix) any merger or consolidation with another entity, or acquisition of assets from another entity except in the ordinary course of business; (x) any loan or advance by NetSol Pvt or NetSol UK to any person or entity, or guaranty by NetSol Pvt or NetSol UK of any loan or advance; (xi) any amendment or termination of any contract, agreement, or license to which NetSol Pvt or NetSol UK is a party, except in the ordinary course of business; (xii) any mortgage, pledge, or other encumbrance of any asset of NetSol Pvt or NetSol UK; (xiii) any waiver or release of any right or claim of NetSol Pvt or NetSol UK, except in the ordinary course of business; (xiv) any write off as uncollectible any note or account receivable or portion thereof; or (xv) any agreement by NetSol Pvt or NetSol UK to do any of the things described in this Section 2.1.10.

         2.1.11 PATENTS AND TRADEMARKS. NetSol Pvt and NetSol UK have sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights, and processes (collectively, "Intellectual Property") necessary for their businesses as now conducted without any conflict with or infringement of the rights of others. The Intellectual Property owned by NetSol Pvt and NetSol UK is listed in the SGO, NetSol Pvt, and NetSol UK Disclosure Schedule. There are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property, nor is NetSol Pvt or NetSol UK bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property of any other person or entity. Neither NetSol Pvt nor NetSol UK has received any communications alleging that they have violated or, by conducting their businesses as proposed, would violate any of the Intellectual Property of any other person or entity. Neither NetSol Pvt nor NetSol UK is aware that any of their employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of NetSol Pvt or NetSol UK or that would conflict with NetSol Pvt or NetSol UK's business as proposed to be conducted. Neither the execution or delivery of this Agreement, nor the carrying on of NetSol Pvt or NetSol UK's business by their respective employees, nor the conduct of NetSol Pvt or NetSol UK's business as proposed, will, to the best of NetSol Pvt and NetSol UK's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. Neither NetSol Pvt nor NetSol UK believes it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by NetSol Pvt or NetSol UK, as the case may be.

         2.1.12 CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment (including, without limitation, severance, unemployment compensation, parachute payment, bonus, or otherwise), becoming due to any director, employee, or independent contractor of NetSol Pvt or NetSol UK , from NetSol Pvt or NetSol UK under any agreement or otherwise;
(ii) materially increase any benefits otherwise payable under any agreement; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         2.1.13 COMPLIANCE WITH OTHER INSTRUMENTS. Neither SGO nor NetSol Pvt nor NetSol UK is in violation or default of any provision of their respective articles of incorporation or bylaws, or of any instrument, judgment, order, writ, decree, or contract to which they are a party or by which they are bound, or, to the best of their knowledge, of any provision of any federal or state statute, rule, or regulation which may be applicable to them. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, or contract, or an event that results in the creation of any lien, charge, or encumbrance upon any assets of SGO, NetSol Pvt, or NetSol UK or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to NetSol Pvt or NetSol UK, their businesses, or operations, or any of their assets or properties.

         2.1.14 EMPLOYEE BENEFIT PLANS. All employee benefit plans (including without limitation all plans which authorize the granting of stock options, restricted stock, stock bonuses, or other equity based awards) covering active, former, or returned employees of NetSol Pvt and NetSol UK are listed in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule.

         2.1.15 OTHER PERSONAL PROPERTY. The books and records of NetSol Pvt and NetSol UK contain a complete and accurate description, and specify the location, of all trucks, automobiles, machinery, equipment, furniture, supplies, and other tangible personal property owned by, in the possession of, or used by NetSol Pvt and NetSol UK in connection with their businesses. Except as set forth in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule, no personal property used by NetSol Pvt or NetSol UK in connection with their businesses is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement.

         2.1.16 PROPERTIES AND LIENS. Except as reflected in the Financial Statements or as set forth in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule, and except for statutory mechanics' and materialmen's liens, liens for current taxes not yet delinquent, NetSol Pvt and NetSol UK own, free and clear of any liens, claims, charges, options, or other encumbrances, all of their tangible and intangible property, real and personal, whether or not reflected in the Financial Statements (except that sold or disposed of in the ordinary course of business since the date of such statements) and all such property acquired since the date of such statements. All real property and tangible personal property of NetSol Pvt and NetSol UK is in good operating condition and repair, ordinary wear and tear excepted.

         2.1.17 INVENTORY. The inventories of NetSol Pvt and NetSol UK shown on the Financial Statements and inventories acquired by them subsequent to the date of the Financial Statements consist solely of items of a quality and quantity usable and salable in the normal course of business, with the exception of obsolete materials and materials below standard quality, all of which have been written down in the books of NetSol Pvt and NetSol UK to net realizable market value or have been provided for by adequate reserves. Except for sales made in the ordinary course of business, all inventory is the property of NetSol Pvt and NetSol UK. No items are subject to security interests, except as set forth in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule. The value of the inventories has been determined on a first-in, first-out basis consistent with prior years.

        2.1.18 MAJOR CONTRACTS. Except as otherwise disclosed in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule, neither NetSol Pvt nor NetSol UK is a party or subject to:

                  (a) Any union contract, or any employment contract or arrangement providing for future compensation, written or oral, with any officer, consultant, director, or employee which is not terminable by NetSol Pvt or NetSol UK on 30 days' notice or less without penalty or obligations to make payments related to such termination;

                  (b) Any joint venture contract, partnership agreement or arrangement or any other agreement which has involved or is expected to involve a sharing of revenues with other persons or a joint development of products with other persons;

                  (c) Any manufacture, production, distribution, sales, franchise, marketing, or license agreement, or arrangement by which products or services of NetSol Pvt or NetSol UK are developed, sold, or distributed;

                  (d) Any material agreement, license, franchise, permit, indenture, or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, accelerated, terminated, impaired, or adversely affected by reason of the execution of this Agreement, or the consummation of the transactions contemplated hereby or thereby;

                  (e) Any material agreement, contract, or commitment that requires the consent of another person for NetSol Pvt or NetSol UK to enter into or consummate the transactions contemplated by this Agreement;

                           (f)  Except for object code license agreements for
NetSol Pvt and NetSol UK's products executed in the ordinary course of business, any indemnification by NetSol Pvt or NetSol UK with respect to infringements of proprietary rights; or

                           (g)  Any contract containing covenants purporting
to materially limit NetSol Pvt or NetSol UK's freedom to compete in any line of business in any geographic area.

      All contracts, plans, arrangements, agreements, licenses, franchises, permits, indentures, authorizations, instruments, and other commitments listed in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule are valid and in full force and effect and neither NetSol Pvt nor NetSol UK has, nor to the knowledge of NetSol Pvt nor NetSol UK has any other party thereto, breached any material provisions of, or is in default in any material respect under the terms thereof.

            2.1.19 QUESTIONABLE PAYMENTS. Neither NetSol Pvt nor NetSol UK nor to its knowledge any director, officer, employee, or agent of NetSol Pvt or NetSol UK, has: (i) made any payment or provided services or other favors in the United States or any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of NetSol Pvt or NetSol UK; or (ii) made any political contributions that would not be lawful under the laws of the United States, any foreign country or any jurisdiction within the United States or any foreign country. Neither NetSol Pvt nor NetSol UK, nor, to the knowledge of NetSol Pvt or NetSol UK, any director, officer, employee, or agent of NetSol Pvt or NetSol UK, has been or is the subject of any investigation by any Governmental Entity in connection with any such payment, provision of services, or contribution.

            2.1.20 RECENT TRANSACTIONS. Neither NetSol Pvt nor NetSol UK, nor to their knowledge any director, officer, employee, or agent of NetSol Pvt nor NetSol UK, is participating in any discussions and do not intend to engage in any discussion: (i) with any representative of any corporation or corporations regarding the consolidation or merger of NetSol Pvt or NetSol UK with or into any such corporation or corporations; (ii) with any corporation, partnership, association, or other business entity or any individual regarding the sale, conveyance, or disposition of all or substantially all of the assets of NetSol Pvt or NetSol UK or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of NetSol Pvt or NetSol UK is disposed of; or (iii) regarding any other form of acquisition, liquidation, dissolution, or winding up of NetSol Pvt and UK.

            2.1.21 LEASES IN EFFECT. All real property leases and subleases as to which NetSol Pvt or NetSol UK is a party and any amendments or modifications thereof (each a "Lease" and, collectively, the "Leases") are listed in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule and are valid, in full force and effect and enforceable, and there are no existing defaults on the part of NetSol Pvt or NetSol UK, and neither NetSol Pvt nor NetSol UK has received nor given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule, no consent is required from any party under any Lease in connection with the completion of the transactions contemplated by this Agreement, and neither NetSol Pvt nor NetSol UK has received notice that any party to any Lease intends to cancel, terminate, or refuse to renew the same or to exercise any option or other right thereunder, except where the failure to receive such consent, or where such cancellation, termination, or refusal would not have a Material Adverse Effect on NetSol Pvt and/or NetSol UK.

            2.1.22   ENVIRONMENTAL.

                           (a)   To the best knowledge of NetSol Pvt and
NetSol UK: (i) the business as presently or formerly engaged in by them is and has been conducted in compliance with all applicable Environmental Laws (as defined in subparagraph (b) below), including without limitation, having all permits, licenses, and other approvals and authorizations, during the time they engaged in such businesses; (ii) there are no civil, criminal, or administrative actions, suits, demands, claims, hearings, investigations, or proceedings pending or threatened against them relating to any violation, or alleged violation, of any Environmental Law; and (iii) they have not incurred, and none of their properties presently or formerly owned or operated by them are presently subject to, any material liabilities (fixed or contingent) relating to any suit, settlement, court order, administrative order, judgment, or claim asserted or arising under any Environmental Law.

                           (b)   "Environmental Law" means any federal,
state, foreign, and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement, or agreement with any governmental entity relating to: (i) the protection, preservation, or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life, or any other natural resource), to human health or safety; or
(ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release, or disposal of hazardous substances, in each case as amended and as now or hereafter in effect.

            2.1.23 TAXES. Except as set forth elsewhere in this Agreement or in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule:

                           (a)   All taxes, assessments, fees, penalties,
interest, and other governmental charges with respect to NetSol Pvt and NetSol UK which have become due and payable by June 30, 1998 have been paid in full or adequately reserved against by NetSol Pvt or NetSol UK, and all taxes, assessments, fees, penalties, interest, and other governmental charges which have become due and payable subsequent to June 30, 1998 have been paid in full or adequately reserved against on their books of account and such books are sufficient for the payment of all unpaid federal, state, local, foreign, and other taxes, fees, and assessments (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security, and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods prior thereto;

                           (b)   There are no agreements, waivers, or other
arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against NetSol Pvt or NetSol UK, nor are there any actions, suits, proceedings, investigations, or claims now pending against NetSol Pvt or NetSol UK in respect of any tax or assessment, or any matters under discussion with any federal, state, local, or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority; and

                           (c)   There are no liens for taxes upon the assets
of NetSol Pvt or NetSol UK except for taxes that are not yet payable. NetSol Pvt and NetSol UK has withheld all taxes required to be withheld in respect of wages, salaries, and other payments to all employees, officers, and directors and timely paid all such amounts withheld to the proper taxing authority.

            2.1.24 DISPUTES AND LITIGATION. Except as disclosed in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule, there is no suit, claim, action, litigation, or proceeding pending or, to the knowledge of SGO, NetSol Pvt, or NetSol UK, threatened against or affecting SGO, NetSol Pvt, or NetSol UK or any of their properties, assets, or business or to which SGO, NetSol Pvt, or NetSol UK is a party, in any court or before any arbitrator of any kind or before or by any Governmental Entity, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on SGO, NetSol Pvt, or NetSol UK, nor is there any judgment, decree, injunction, rule, or order of any Governmental Entity or arbitrator outstanding against SGO, NetSol Pvt, or NetSol UK and having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. To the knowledge of SGO, NetSol Pvt, and NetSol UK, there is no investigation pending or threatened against SGO, NetSol Pvt, or NetSol UK before any foreign, federal, state, municipal, or other governmental department, commission, board, bureau, agency, instrumentality, or other Governmental Entity.

            2.1.25 COMPLIANCE WITH LAWS. Except as set forth in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule, neither NetSol Pvt's nor NetSol UK's business is being conducted in violation of, or in a manner which could cause liability under any applicable law, rule, or regulation, judgment, decree, or order of any Governmental Entity, except for any violations or practices, which, individually or in the aggregate, have not had and will not have a Material Adverse Effect on NetSol Pvt or NetSol UK. NetSol Pvt and NetSol UK have all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of NetSol, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as it is planned to be conducted. NetSol is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority. A true and complete list of all such franchises, permits, and licenses held by NetSol Pvt and NetSol UK is set forth in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule.

            2.1.26 RELATED PARTY TRANSACTIONS. No employee, officer, or director of NetSol Pvt or NetSol UK or member of his or her immediate family is indebted to NetSol Pvt or NetSol UK , nor is SGO, NetSol Pvt, or NetSol UK indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of SGO, NetSol Pvt, and NetSol UK's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which NetSol Pvt or NetSol UK is affiliated or with which NetSol Pvt or NetSol UK has a business relationship, or any firm or corporation that competes with NetSol Pvt or NetSol UK, except that employees, officers, or directors of NetSol Pvt and NetSol UK and members of their immediate families may own stock in publicly traded companies that may compete with NetSol Pvt and NetSol UK. To SGO, NetSol Pvt, and NetSol UK's knowledge, no member of the immediate family of any officer or director of NetSol Pvt or NetSol UK is directly or indirectly interested in any material contract with NetSol Pvt or NetSol UK.

            2.1.27 INSURANCE. NetSol Pvt and NetSol UK shall obtain fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed within 45 days of the execution of this Agreement.

            2.1.28 MINUTE BOOKS. The minute books of NetSol Pvt and NetSol UK provided to Mirage contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

            2.1.29 DISCLOSURE. No representation or warranty made by SGO, NetSol Pvt, or NetSol UK in this Agreement, nor any document, written information, statement, financial statement, certificate, or exhibit prepared and furnished or to be prepared and furnished by SGO, NetSol Pvt, or NetSol UK or their representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

            2.1.30 RELIANCE. The foregoing representations and warranties are made by SGO, NetSol Pvt, and NetSol UK with the knowledge and expectation that Mirage is placing reliance thereon.

       2.2 REPRESENTATIONS AND WARRANTIES OF MIRAGE. Except as disclosed in a document referring specifically to the representations and warranties in this Agreement that identifies by section number the section and subsection to which such disclosure relates and is delivered by Mirage to SGO, NetSol Pvt, and NetSol UK prior to the execution of this Agreement (the "Mirage Disclosure Schedule"), Mirage represents and warrants, as of the date hereof and as of the Closing, as follows:

            2.2.1 ORGANIZATION, STANDING, POWER. Mirage is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. It has all requisite corporate power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its business as it has been and is being conducted. Mirage is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a Material Adverse Effect on Mirage.

            2.2.2 AUTHORITY. Mirage has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Mirage of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Mirage, including the approval of the Board of Directors and the stockholders of Mirage. This Agreement has been duly executed and delivered by Mirage and constitutes a valid and binding obligation of Mirage enforceable in accordance with its terms, except that such enforceability may be subject to: (i) bankruptcy, insolvency, reorganization, or other similar laws relating to enforcement of creditors' rights generally; and (ii) general equitable principles. Subject to the satisfaction of the conditions set forth in Article 3, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any Violation pursuant to: (i) any provision of the Articles of Incorporation or Bylaws of Mirage; or (ii) any loan or credit agreement, note, bond, mortgage, indenture, contract, lease, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Mirage or its properties or assets, other than, in the case of (ii), any such Violation which individually or in the aggregate would not have a Material Adverse Effect on Mirage.

            2.2.3 NO DEFAULTS. Mirage is not, and has not received notice that it would be with the passage of time, in default or violation of any term, condition, or provision of: (i) the Articles of Incorporation or Bylaws of Mirage, as amended; (ii) any judgment, decree, or order applicable to Mirage; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which Mirage is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on Mirage.

            2.2.4 DISCLOSURE. No representation or warranty made by Mirage in this Agreement, nor any document, written information, statement, financial statement, certificate, or exhibit prepared and furnished or to be prepared and furnished by Mirage or their representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

            2.2.5 INDEPENDENT INVESTIGATION. Mirage acknowledges and agrees that, except as expressly provided herein, neither SGO, NetSol Pvt, nor NetSol UK nor any of their agents, representatives, or employees have made any representations or warranties, direct or indirect, oral or written, express or implied, to Mirage, or any agents, representatives, or employees of Mirage, with respect to the Shares, SGO, NetSol Pvt, or NetSol UK, or the transactions contemplated herein, and Mirage acknowledges and agrees that it is not aware of and does not rely upon any such representation or warranty. Mirage acknowledges and agrees that it has had a full opportunity to inspect the books, records, and assets of NetSol Pvt and NetSol UK and to make any and all inquiries of the officers and directors regarding SGO, NetSol Pvt, and NetSol UK, the Shares, and the transactions contemplated herein, as Mirage has deemed appropriate. Mirage further acknowledges that it is entering into this Agreement based solely (except for the express representations and warranties of SGO, NetSol Pvt, and NetSol UK contained herein) on Mirage's own independent investigations and findings and not in reliance on any information provided by SGO, NetSol Pvt, or NetSol UK, or their respective agents, representatives, or employees.

            2.2.6 RELIANCE. The foregoing representations and warranties are made by Mirage with the knowledge and expectation that SGO, NetSol Pvt, and NetSol UK NetSol are placing reliance thereon.

                             ARTICLE 3
                        CONDITIONS PRECEDENT

       3.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party hereunder shall be subject to the satisfaction prior to or at the Closing of the following conditions:

            (a) NO RESTRAINTS. No statute, rule, regulation, order, decree, or injunction shall have been enacted, entered, promulgated, or enforced by any court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of this Agreement and shall be in effect.

            (b) LEGAL ACTION. There shall not be pending or threatened in writing any action, proceeding, or other application before any court or Governmental Entity challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages.

       3.2 CONDITIONS TO MIRAGE'S OBLIGATIONS. The obligations of Mirage shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by SGO, NetSol Pvt, and NetSol UK:

             (a) REPRESENTATIONS AND WARRANTIES OF MIRAGE. The representations and warranties of Mirage set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement; or (ii) in respects that do not have a Material Adverse Effect on Mirage or on the benefits of the transactions provided for in this Agreement. SGO, NetSol Pvt, and NetSol UK shall have received a certificate signed on behalf of Mirage by the Vice President, Chief Financial Officer, and Secretary of Mirage to such effect on the Closing.

             (b) PERFORMANCE OF OBLIGATIONS OF MIRAGE. Mirage shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on Mirage or on the benefits of the transactions provided for in this Agreement. SGO, NetSol Pvt, and NetSol UK shall have received a certificate signed on behalf of Mirage by the Vice President, Chief Financial Officer, and Secretary of Mirage to such effect on the Closing.

       3.3 CONDITIONS TO NETSOL'S OBLIGATIONS. The obligations of SGO, NetSol Pvt, and NetSol UK shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Mirage:

            (a) REPRESENTATIONS AND WARRANTIES OF SGO, NETSOL PVT, AND NETSOL UK. The representations and warranties of SGO, NetSol Pvt, and NetSol UK set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement; or (ii) in respects that do not have a Material Adverse Effect on SGO, NetSol Pvt, and NetSol UK or on the benefits of the transactions provided for in this Agreement. Mirage shall have received a certificate signed on behalf of SGO by SGO and of NetSol Pvt by the Chief Executive Officer and the Chief Financial Officer of NetSol Pvt and of NetSol UK by the Chief Executive Officer and the Chief Financial Officer of NetSol UK to such effect on the Closing.

            (b)  PERFORMANCE OF OBLIGATIONS OF SGO, NETSOL PVT, AND NETSOL
UK.   SGO, NetSol Pvt, and NetSol UK shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on SGO, NetSol Pvt, and NetSol UK or on the benefits of the transactions provided for in this Agreement. Mirage shall have received a certificate signed on behalf of SGO by SGO and of NetSol Pvt by the Chief Executive Officer and the Chief Financial Officer of NetSol Pvt and of NetSol UK by the Chief Executive Officer and the Chief Financial Officer of NetSol UK to such effect on the Closing.

            (c) GOVERNMENTAL APPROVALS. All Consents of Governmental Entities legally required by SGO, NetSol Pvt, and NetSol UK for the transactions contemplated by this Agreement shall have been filed, occurred, or been obtained, other than such Consents, the failure of which to obtain would not have a Material Adverse Effect on the consummation of the transactions contemplated by this Agreement.

            (d) CONSENTS OF OTHER THIRD PARTIES. SGO, NetSol Pvt, and NetSol UK shall have received and delivered to Mirage all requisite consents and approvals of all lenders, lessors, and other third parties whose consent or approval is required in order for SGO, NetSol Pvt, and NetSol UK to consummate the transactions contemplated by this Agreement, or in order to permit the continuation after the Closing of the business activities of NetSol Pvt and NetSol UK in the manner such business is presently carried on by them. Mirage shall have received copies of any necessary written consent(s) to this Agreement and the transactions contemplated herein.

            (e) MATERIAL ADVERSE CHANGE. Since the date hereof and through Closing, there shall not have occurred any change, occurrence, or circumstance in SGO, NetSol Pvt, and NetSol UK having or reasonably likely to have, individually or in the aggregate, in the reasonable judgment of Mirage, a Material Adverse Effect on SGO, NetSol Pvt, and NetSol UK.

            (f) OPINION OF COUNSEL. Mirage shall have received an opinion, dated as of Closing, from counsel to SGO, NetSol Pvt, and NetSol UK, in form and substance substantially in the form of Exhibit "B" hereto.

                                  ARTICLE 4
                                  COVENANTS

       4.1 COMPOSITION OF THE BOARD OF DIRECTORS OF NETSOL PVT. Subject to shareholder approval, the Board of Directors of NetSol Pvt shall consist of five directors as follows until the next annual election of directors:

            (a)  Shahab Ghauri, Chairman;
            (b)  Salim Ghauri;
            (c)  Irfan Mustafa;
            (d)  Tariq Khan; and
            (e)  Fasih Ghauri

       4.2 BOARD SEAT ON THE BOARD OF MIRAGE. Mirage has granted SGO, NetSol Pvt, and NetSol UK the opportunity to collectively nominate, subject to shareholder approval, one person to sit on the Mirage Board of Directors. SGO, NetSol Pvt, and NetSol UK hereby acknowledges that they have nominated Naeem Ghauri as their nominee to the Mirage Board of Directors (the "NetSol nominee.") The NetSol nominee may sit on the Mirage Board of Directors until the next annual election of directors.

                                  ARTICLE 5
                        CLOSING AND DELIVERY OF DOCUMENTS

       5.1 TIME AND PLACE. The closing of the transactions contemplated by this Agreement shall take place at the offices of HORWITZ & BEAM, Two Venture Plaza, Suite 350, Irvine, California 92618, five business days after the execution of this Agreement, or at such other time and place as the Parties mutually agree upon in writing (which time and place are hereinafter referred to as the "Closing").

       5.2 DELIVERIES BY SGO, NETSOL PVT, AND NETSOL UK. At Closing, SGO, NetSol Pvt, and NetSol UK shall make the following deliveries to Mirage:

            (a) A certificate representing the NetSol Pvt Shares that Mirage is acquiring as set forth in Section 1.1 above;

            (b) A certificate representing the NetSol UK Shares that Mirage is acquiring as set forth in Section 1.1 above;

            (c)  A certificate of good standing for NetSol Pvt;

            (d)  A certificate of good standing for NetSol UK;

            (e) A certificate executed by SGO, NetSol Pvt, and NetSol UK certifying that all SGO, NetSol Pvt, and NetSol UK's representations and warranties under this Agreement are true as of the Closing, as though each of those representations and warranties had been made on that date;

            (f) Certified resolutions of the Board of Directors of NetSol Pvt and NetSol UK, in form satisfactory to counsel for Mirage, authorizing the execution and performance of this Agreement; and

                  (g) An opinion of counsel to SGO, NetSol Pvt, and NetSol UK, dated as of Closing, as set forth in Section 3.3(f).

     5.3 DELIVERIES BY MIRAGE. At Closing, Mirage shall make the following deliveries to SGO, NetSol Pvt, and NetSol UK:

                  (a) The payment of the remaining cash purchase price as set forth in Section 1.2(b);

                  (b) A certificate representing the Mirage Shares that SGO is acquiring as set forth in Section 1.2(c);

                  (c) A certificate executed by Mirage certifying that Mirage's respective representations and warranties under this Agreement are true as of the Closing, as though each of those representations and warranties had been made on that date;

                  (d) A certificate of good standing for Mirage from the office of the Nevada Secretary of State;

                  (e) Certified resolutions of the Board of Directors of Mirage signed by at least one of the two directors of Mirage, in form satisfactory to counsel for SGO, NetSol Pvt, and NetSol UK, authorizing the execution and performance of this Agreement; and

                  (e) A Consent Action in Writing by the Majority Shareholders in lieu of meeting authorizing the execution and performance of this Agreement.

                                 ARTICLE 6
                              INDEMNIFICATION

     6.1          SGO, NETSOL PVT, AND NETSOL UK'S INDEMNITY.

                  (a) Upon receipt of notice thereof, SGO, NetSol Pvt, and NetSol UK shall, jointly and severally, indemnify, defend, and hold harmless Mirage from any and all claims, demands, liabilities, damages, deficiencies, losses, obligations, costs and expenses, including attorney fees and any costs of investigation that Mirage shall incur or suffer, that arise, result from or relate to: (i) any breach of, or failure by SGO, NetSol Pvt, and/or NetSol UK to perform, any of their representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by SGO, NetSol Pvt, and/or NetSol UK under this Agreement; and (ii) the employment of any of NetSol Pvt or NetSol UK's employees which is in violation of any law, regulation, or ordinance of any Governmental Entity.

                  (b) Mirage shall notify promptly SGO, NetSol Pvt, and NetSol UK of the existence of any claim, demand, or other matter to which SGO, NetSol Pvt, and NetSol UK's indemnification obligations would apply, and shall give them a reasonable opportunity to defend the same at their own expense and with counsel of their own selection, provided that Mirage shall at all times also have the right to fully participate in the defense. If SGO, NetSol Pvt, and NetSol UK, within a reasonable time after this notice, fails to defend, Mirage shall have the right, but not the obligation, to undertake the defense of, and, with the written consent of SGO, NetSol Pvt, and NetSol UK, to compromise or settle the claim or other matter on behalf, for the account, and at the risk, of SGO, NetSol Pvt, and NetSol UK.

     6.2          MIRAGE'S INDEMNITY.

                  (a) Upon receipt of notice thereof, Mirage shall indemnify, defend, and hold harmless SGO, NetSol Pvt, and/or NetSol UK from any and all claims, demands, liabilities, damages, deficiencies, losses, obligations, costs, and expenses, including attorney fees and any costs of investigation that SGO, NetSol Pvt, and/or NetSol UK shall incur or suffer, that arise, result from or relate to any breach of, or failure by Mirage to perform any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Mirage under this Agreement.

                  (b) SGO, NetSol Pvt, and/or NetSol UK shall notify promptly Mirage of the existence of any claim, demand or other matter to which Mirage's indemnification obligations would apply, and shall give it a reasonable opportunity to defend the same at its own expense and with counsel of its own selection, provided that SGO, NetSol Pvt, and NetSol UK shall at all times also have the right to fully participate in the defense. If Mirage, within a reasonable time after this notice, fails to defend, SGO, NetSol Pvt, and NetSol UK shall have the right, but not the obligation, to undertake the defense of, and, with the written consent of Mirage, to compromise or settle the claim or other matter on behalf, for the account, and at the risk, of Mirage.

                                  ARTICLE 7
                       DEFAULT, AMENDMENT AND WAIVER

     7.1 DEFAULT. Upon a breach or default under this Agreement by any of the Parties (following the cure period provided herein), the non-defaulting party shall have all rights and remedies given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. Notwithstanding the foregoing, in the event of a breach or default by any party hereto in the observance or in the timely performance of any of its obligations hereunder which is not waived by the non-defaulting party, such defaulting party shall have the right to cure such default within 15 days after receipt of notice in writing of such breach or default.

     7.2 WAIVER AND AMENDMENT. Any term, provision, covenant, representation, warranty, or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation, or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

                                    ARTICLE 8
                                  MISCELLANEOUS

     8.1 EXPENSES. Whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear all taxes of any nature (including, without limitation, income, franchise, transfer, and sales taxes) and all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees, and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such taxes, fees, and expenses of the Parties hereto shall be paid prior to Closing.

     8.2 NOTICES. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

     TO SGO:                            Mr. Salim Ghauri and Others
                                        Attn: Mr. Salim Ullah Ghauri

                                        1st Floor, C-35, LCCHS
                                        Lahore, Cantt.
                                        Fax: 92425726740

     TO NETSOL PVT:                     Network Solutions (Pvt) Limited
                                        Attn: Mr. Salim Ullah Ghauri
                                        1st Floor, C-35, LCCHS
                                        Lahore, Cantt.
                                        Fax: 92425726740

     TO NETSOL UK:                      NetSol (UK) Limited

                                        21, Sherby Pavilion, Chalkdel Drive
                                        Sherylwod, Milton Keynes MRS GLB U.K.
                                        Fax: +44 1908 504047

     TO MIRAGE:                         Mirage Holdings, Inc.
                                        Attn: Najeeb U. Ghauri, President
                                        3000 West Olympic Boulevard, Suite 2235
                                        Santa Monica, CA 90404
                                        Fax: (310) 264-3942

     With a copy to:                    Horwitz & Beam
                                        Attn: Lynne Bolduc
                                        Two Venture Plaza, Suite 350
                                        Irvine, CA 92618
                                        Fax: (949) 453-9416

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

     8.3 ENTIRE AGREEMENT. This Agreement, together with the Schedule and Exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant, or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or in the schedules or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant, or condition not so set forth.

     8.4 SURVIVAL OF REPRESENTATIONS. All statements of fact (including financial statements) contained in the Schedule, the exhibits, the certificates, or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a party may have in respect hereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of Closing that such right or remedy existed.

     8.5 INCORPORATED BY REFERENCE. The schedules, exhibits, and all documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

     8.6 REMEDIES CUMULATIVE. No remedy herein conferred upon the Parties is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     8.7 EXECUTION OF ADDITIONAL DOCUMENTS. Each party hereto shall make, execute, acknowledge, and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

     8.8 FINDERS' AND RELATED FEES. Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus, or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

     8.9 GOVERNING LAW. This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

     8.10 FORUM. Each of the Parties hereto agrees that any action or suit which may be brought by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Orange County, California.

     8.11 PROFESSIONAL FEES. In the event either party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, accountants' fees, and experts' fees.

     8.12 BINDING EFFECT AND ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives, and assigns.

     8.13 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

              IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the date first written hereinabove.

                             MIRAGE:

                             MIRAGE HOLDINGS, INC.,
                             a Nevada corporation

                               /s/ Najeeb U. Ghauri
                             -----------------------------------
                             By: Najeeb U. Ghauri
                             Its: President

                             NETSOL PVT:

                             NETWORK SOLUTIONS (PVT) LIMITED,
                             a Pakistan corporation

                               /s/ Mr. Salim Ullah Ghauri
                             -----------------------------------
                             By: Mr. Salim Ullah Ghauri
                             Its: Chief Executive Officer, Director

                             NETSOL UK:

                             NETSOL (UK) LIMITED,
                             a United Kingdom corporation

                               /s/ Mr. Salim Ullah Ghauri
                             -----------------------------------
                             By: Mr. Salim Ullah Ghauri
                             Its: Chief Executive Officer, Director


                             SGO:


                               /s/ Salim Ghauri
                             -----------------------------------
                             Salim Ghauri
                             Print name here:   Mr. Salim Ullah Ghauri

                               /s/ Mrs. Nasreen Ghauri
                             -----------------------------------
                             Print name here: Mrs. Nasreen Ghauri

                               /s/ Mrs. Aamran Shahab
                             -----------------------------------
                             Print name here:  Mrs. Aamran Shahab

                                   EXHIBIT "A"

                LIST OF SHAREHOLDERS ENTERING INTO THIS AGREEMENT


Shareholder Name              Entity in which Shares Held         Number of Shares  Held
----------------              ---------------------------         ----------------------
Mr. Salim Ullah Ghauri        Network Solutions (Pvt) Ltd.                100
                              NetSol (U.K.) Limited                        25

Mr. Shahab Uo Din Ghauri      Network Solutions (Pvt) Ltd.                100
                              NetSol (U.K.) Limited                        25

Mrs. Aamrah Shahab            Network Solutions (Pvt) Ltd.                100
                              NetSol (U.K.) Limited                        25

Mrs. Nasreen Ghauri           Network Solutions (Pvt) Ltd.                100
                              NetSol (U.K.) Limited                        25


TOTALS (Network Solutions [Pvt] Ltd.)                                     400
            (NetSol [U.K.] Limited)                                       100


                                   EXHIBIT "B"

                                 OPINION LETTERS

                    [DFK INTERNATIONAL WORLDWIDE LETTERHEAD]

                              [SEPTEMBER 18, 1998]

Najeeb U. Ghauri
President
Mirage Holdings, Inc.

                                 OPINION LETTER

            SALEEM GHAURI & OTHERS AND NETWORK SOLUTIONS (PVT) LIMITED

Sir,

We have acted as counsel for SALEEM GHAURI & OTHERS ("SGO") and NETWORK SOLUTIONS (PVT) LIMITED, a Pakistan corporation ("NetSol Pvt."), in connection with the acquisition by MIRAGE HOLDINGS, INC., a Nevada corporation, of certain shares of NetSol Pvt and NetSol UK from SGO (collectively, the "Shares"). This opinion is delivered to you pursuant to section 3.3(f) of that certain Acquisition Agreement dated September 15, 1998 by and between SGO, NetSol Pvt, and NetSol UK, on the one hand and Mirage, on the other hand (the "Acquisition Agreement").

In connection with this Opinion, we have reviewed: (i) the Agreement; and
(ii) the corporate books and records of NetSol Pvt.

Based on the foregoing, we are of the opinion that:

      1. NetSol Pvt has been duly incorporated and is a validly existing corporation in good standing under the laws of Pakistan with full power and authority to own, operate and lease its properties and assets and to carry on its business as currently contemplated. NetSol Pvt is qualified to do business in THE WHOLE OF PAKISTAN, PARTICULARLY PUNJAB NetSol Pvt's Articles of Incorporation were filed with CORPORATE LAW AUTHORITY, GOVERNMENT OF PAKISTAN on AUGUST 22, 1996.

      2. Each of the Agreements has been duly authorized, executed, and delivered by NetSol and is a legal, valid, and binding agreement of SGO and NetSol Pvt, enforceable in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited by Federal and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally and subject to general principles of equity.

      3. NetSol Pvt has authorized capital of 20,000 shares of common stock, RS. 100/- par value, of which 1,000 shares have been issued (collectively, the "Capital Stock"). All shares of the Capital Stock will be, upon issuance pursuant to the Acquisition Agreement, duly authorized, validly issued, fully paid and nonassessable. SGO currently owns 1,000 NetSol Pvt Shares.

      4. To the best of our knowledge, other than as set forth in the Acquisition Agreement, there are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, or other agreements of any character that obligate NetSol Pvt to issue any additional shares of any capital stock or any securities convertible into or evidencing the right to subscribe for any shares of NetSol Pvt capital stock. UNDER SECTION 86(2) OF THE COMPANIES ORDINANCE, 1984 (PAKISTANI LAW) "THE OFFER OF NEW SHARES SHALL BE STRICTLY IN PROPORTION TO THE NUMBER OF EXISTING SHARES HELD, AND IF THE OFFER WAS NOT ACCEPTED, THE DIRECTORS MAY ALLOT AND ISSUE SUCH SHARES IN SUCH MANNER AS THEY MAY DEEM FIT." THEREFORE, MIRAGE HOLDINGS, INC. HAS A RIGHT TO OPT 51% OF NEW SHARES OFFERED TO MAINTAIN 51% HOLDING.

      5. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated by an Agreement).

                      a) Constitute a violation (with or without the giving of
                  notice or lapse of time, or both) of any provision of any law, regulation or rule or any judgment, decree, or order known to you of any court, agency, or other governmental authority applicable to SGO and NetSol Pvt;

                      b) Require any consent, approval or authorization
                  of any government authority;

                      c) Result in a default under, acceleration or termination
                  of, or the creation by any party of the right to accelerate, terminate, modify or cancel, any material agreement to with SGO and NetSol Pvt is a party or by which it is bound or to which any assets of SGO and NetSol Pvt are subject;

                      d) Result in the creation of any lien or
                  encumbrance upon the assets of SGO and NetSol Pvt pursuant to any material agreement; and

                      e) Conflict with or result in a breach of, or constitute
                  default under any provision of NetSol Pvt Articles of Incorporation.

      6. To the best of our knowledge, there are no claims, actions, suits, arbitrations, criminal or civil investigations or overly threatened in writing against SGO and NetSol Pvt before or by a Court or Federal Governmental, Department, Commission, Board, Bureau, or Agency or Instrumentality, except that certain formalities of the State Bank of Pakistan have to be contemplated by NetSol Pvt.

The foregoing opinions are subject to the following exceptions: we express no opinion as to the validity, binding effect, or enforceability of any provision of the Agreement purporting: (a) to prohibit oral amendment or waiver of the Agreement or limit the effect of a course of dealing between the parties thereto; (b) to establish the forum and jurisdiction of any Federal or Courts in connection with any legal action or proceeding arising out of or in connection with the Agreements; (c) to indemnify any person against any liabilities to the extent the enforceability of such indemnity violates public policy; (d) to indemnify any person for his or her own acts of gross negligence.

This opinion and the matters addressed herein are as of the date hereof, and we undertake no, and hereby disclaim any obligation to advise you of any change in any matter set forth herein occurring after the date hereof. This opinion is solely for your benefit and no other persons shall be entitled to rely upon the opinions herein expressed. This letter is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Without our prior written consent, this opinion may not be quoted in whole or in part or otherwise referred to in any document any may not be furnished to any other person or entity.

Yours sincerely,


/s/ Saeed Kamran Patel & Company
 CHARTERED ACCOUNTANTS

                                    EXHIBIT C

               SGO, NETSOL PVT, AND NETSOL UK DISCLOSURE SCHEDULE

The items set forth below are exceptions to the representations and warranties of SGO, NetSol Pvt, and NetSol UK set forth in Section 2.1 of the Agreement. Any matter set forth herein as an exception to a section of the Agreement shall be deemed to constitute an exception to all other applicable sections of the Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.


Section               Exception
-------               ----------
FOR SGO

              Nil

FOR NETWORK SOLUTIONS (PVT) LTD.

              Nil

FOR NETSOL (U.K.) LIMITED

              Nil


                                    EXHIBIT D

                           MIRAGE DISCLOSURE SCHEDULE

The items set forth below are exceptions to the representations and warranties of Mirage set forth in Section 2.2 of the Agreement. Any matter set forth herein as an exception to a section of the Agreement shall be deemed to constitute an exception to all other applicable sections of the Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.


Section               Exception
-------               ---------




                          CERTIFICATE OF THE SECRETARY

                                       OF

                              MIRAGE HOLDINGS, INC.

              I, NAJEEB U. GHAURI, hereby certify that I am the duly elected, qualified and acting Secretary of MIRAGE HOLDINGS, INC., a Nevada corporation (the "Company"), and I further certify as follows:

              Attached hereto as Exhibit A is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of the Company by written consent in accordance with applicable law and the Bylaws authorizing the execution and performance of that certain Acquisition Agreement dated September 15, 1998 (the "Agreement"), by and between the Company, on the one hand, and Salim Ghauri and Other ("SGO"), Network Solutions (Pvt) Limited, a Pakistan corporation ("NetSol PVT), and NetSol (UK) Limited, a United Kingdom corporation ("NetSol UK"), on the other hand. Such resolutions have not been modified, rescinded or otherwise changed or amended and remain in full force and effect as of the date hereof.

              IN WITNESS WHEREOF, I have executed this certificate as of this 15th day of September, 1998.

                                                    /s/ Najeeb U. Ghauri
                                                    --------------------------
                                                    NAJEEB U. GHAURI, Secretary

                             MIRAGE HOLDINGS, INC.
                             A NEVADA CORPORATION

                   WRITTEN CONSENT OF THE BOARD OF DIRECTORS
                                WITHOUT MEETING

     Pursuant to the authority granted to the board of directors by the Nevada Revised Statutes, all members of the board of directors of MIRAGE HOLDINGS, INC., a Nevada corporation (this "Company"), do hereby consent to, adopt, ratify, confirm, and approve, as of the date indicated below, the following resolutions, as evidenced by their signatures hereunder:

ACQUISITION

     WHEREAS, the undersigned deem it in the best interests of the Company to effectuate a purchase of 51% of the outstanding shares of capital stock of Network Solutions (Pvt) Limited, a Pakistan corporation ("NetSol Pvt) and 43% of the outstanding shares of capital stock of NetSol (UK) Limited, a United Kingdom corporation ("NetSol UK"), from Salim Ghauri and others ("SGO"), in exchange for the payment of $775,000 and 490,000 of this Company's outstanding common stock;

     WHEREAS, the terms and conditions of the acquisition are set forth in that certain Acquisition Agreement attached hereto and incorporated herein by this reference as Exhibit "A" (the "Acquisition Agreement");

     NOW, THEREFORE, IT IS HEREBY, RESOLVED, that either the Chief Executive Officer, President, Chief Financial Officer, Vice President, and/or Secretary of the Company, acting alone or together, each are hereby authorized to execute and deliver, for and on behalf of the Company, the Acquisition Agreement in substantially the form attached as Exhibit "A", with such changes as the officers authorized to execute the documents may approve, together with and including, without limitation, any and all agreements, instruments, and documents, and amendments thereto (collectively, the "Documents") as they may deem necessary or appropriate to consummate the transactions contemplated therein.

     RESOLVED FURTHER, that the Company is authorized to perform the Documents executed and delivered in accordance with these resolutions.

FURTHER ACTION

     RESOLVED, that the officers of the Company specified above are authorized to take such further action as they may deem necessary or appropriate to carry out the purpose and intent of the foregoing resolution.

RATIFICATION

     RESOLVED, that the authority given hereunder shall be deemed retroactive and any and all agreements, instruments and documents, and all amendments thereto, and acts authorized hereunder executed, delivered or performed prior to the passage of these resolutions are hereby confirmed, ratified and approved.

     RESOLVED FURTHER, that the Secretary of the Company is authorized to certify a copy of these resolutions and deliver the same as evidence of the foregoing authorization to act on behalf of the Company.

     The undersigned hereby consent to this action and the resolutions set forth above and direct and authorize that a copy of this Written Consent of Board of Directors be placed by the Company 's secretary with the minutes of the proceedings of the Board of Directors in the official records of the Company.

Dated: September 15, 1998

DIRECTORS:


/s/ Najeeb U. Ghauri
--------------------
Najeeb U. Ghauri


/s/ Gill Champion
--------------------
Gill Champion


/s/ Irfan Mustafa
--------------------
Irfan Mustafa

                              CERTIFICATE OF THE
                   VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
                               AND SECRETARY OF
                             MIRAGE HOLDINGS, INC.

     The undersigned hereby certifies that he is the duly elected, qualified and acting Vice President and Chief Financial Officer of MIRAGE HOLDINGS, INC., a Nevada corporation (the "Company"), and, as such, is authorized to execute this certificate on behalf of the Company and does further certify as follows:

     1.  This certificate is being delivered pursuant to Article 3.2(a) and
Article 3.2(b) of that certain Acquisition Agreement dated September 15, 1998 (the "Agreement"), by and among the Company, on the one hand, and Salim Ghauri and Other ("SGO"), Network Solutions (Pvt) Limited, a Pakistan corporation ("NetSol PVT), and NetSol (UK) Limited, a United Kingdom corporation ("NetSol UK"), on the other hand. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

     2. All representations and warranties of the Company set forth in the Agreement are true and correct as of the date of the Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by the Agreement; or (ii) in respects that do not have a Material Adverse Effect on the Company or on the benefits of the transactions provided for in the Agreement.

     3. The Company has performed all agreements and covenants required to be performed by it under the Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Company or on the benefits of the transactions provided for in the Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 15th day of September, 1998.


                                 MIRAGE HOLDINGS, INC., a Nevada corporation


                                 /s/ Gill Champion
                                 -----------------------------------------------
                                 By:  Gill Champion
                                 Its: Vice President and Chief Financial Officer

                          CERTIFICATE OF THE OFFICERS
                                      OF
                        NETWORK SOLUTIONS (PVT) LIMITED

     The undersigned hereby certify that they are, respectively, the duly elected, qualified and acting President and Chief Financial Officer of NETWORK SOLUTIONS (PVT) LIMITED, a Pakistan corporation (the "Company"), and, as such, are authorized to execute this certificate on behalf of the Company and do further certify as follows:

     1.  This certificate is being delivered pursuant to Article 3.3(a) and
Article 3.3(b) of that certain Acquisition Agreement dated September 15, 1998 (the "Agreement"), by and among Salim Ghauri and Others ("SGO"), NetSol (UK) Limited, a United Kingdom corporation ("NetSol UK"), and the Company, on the one hand, and Mirage Holdings, Inc., a Nevada corporation, on the other hand. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

     2. All representations and warranties of the Company set forth in the Agreement are true and correct as of the date of the Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by the Agreement; or (ii) in respects that do not have a Material Adverse Effect on the Company or on the benefits of the transactions provided for in the Agreement.

     3. The Company has performed all agreements and covenants required to be performed by it under the Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Company or on the benefits of the transactions provided for in the Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 15th day of September, 1998.


                                                NETWORK SOLUTIONS (PVT) LIMITED,
                                                a Pakistan corporation


                                                /s/ Saleem Ullah Ghauri
                                                --------------------------------
                                                By:  Saleem Ullah Ghauri
                                                Its: President


                                                /s/ Mahamood Khan
                                                --------------------------------
                                                By:  Mahamood Khan
                                                Its: Chief Financial Officer

                          CERTIFICATE OF THE OFFICERS
                                      OF
                              NETSOL (UK) LIMITED

     The undersigned hereby certify that they are, respectively, the duly elected, qualified and acting President and Chief Financial Officer of NETSOL
(UK) LIMITED, a United Kingdom corporation (the "Company"), and, as such, are authorized to execute this certificate on behalf of the Company and do further certify as follows:

     1.  This certificate is being delivered pursuant to Article 3.3(a) and
Article 3.3(b) of that certain Acquisition Agreement dated September 15, 1998 (the "Agreement"), by and among Salim Ghauri and Others ("SGO"), Network Solutions (Pvt) Limited, a Pakistan corporation, and the Company, on the one hand, and Mirage Holdings, Inc., a Nevada corporation, on the other hand. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

     2. All representations and warranties of the Company set forth in the Agreement are true and correct as of the date of the Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by the Agreement; or (ii) in respects that do not have a Material Adverse Effect on the Company or on the benefits of the transactions provided for in the Agreement.

     3. The Company has performed all agreements and covenants required to be performed by it under the Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Company or on the benefits of the transactions provided for in the Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 15th day of September, 1998.


                                                    NETSOL (UK) LIMITED,
                                                    a United Kingdom corporation


                                                    /s/ Saleem Ullah Ghauri
                                                    ----------------------------
                                                    By:  Saleem Ullah Ghauri
                                                    Its: President


                                                    /s/ Mrs. Aamrah Ghauri
                                                    ----------------------------
                                                    By:  Mrs. Aamrah Ghauri
                                                    Its: Chief Financial Officer

                                CERTIFICATE OF
                            SALIM GHAURI AND OTHERS

     The undersigned hereby certify that they are Salim Ghauri and Others, acting in their individual capacities and as shareholders of Network Solutions (Pvt) Limited, a Pakistan corporation and NetSol (UK) Limited, a United Kingdom corporation, and, as such, are authorized to execute this certificate on behalf of the Company and do further certify as follows:

     1.  This certificate is being delivered pursuant to Article 3.3(a) and
Article 3.3(b) of that certain Acquisition Agreement dated September 15, 1998 (the "Agreement"), by and among Salim Ghauri and Other ("SGO"), Network Solutions (Pvt) Limited, a Pakistan corporation, and NetSol (UK) Limited, a United Kingdom corporation ("NetSol UK"), on the one hand, and Mirage Holdings, Inc., a Nevada corporation, on the other hand. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

     2. All representations and warranties of SGO set forth in the Agreement are true and correct as of the date of the Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by the Agreement; or (ii) in respects that do not have a Material Adverse Effect on SGO or on the benefits of the transactions provided for in the Agreement.

     3. SGO have performed all agreements and covenants required to be performed by it under the Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on SGO or on the benefits of the transactions provided for in the Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 15th day of September, 1998.


                                       SGO:


                                       /s/ Salim Ghauri
                                       -----------------------------------------
                                       Salim Ghauri


                                       /s/ Mr. Shahab UO-Din Ghauri
                                       -----------------------------------------
                                       Print name here: Mr. Shahab UO-Din Ghauri


                                       /s/ Mrs. Nasreen Ghauri
                                       -----------------------------------------
                                       Print name here: Mrs. Nasreen Ghauri


                                       /s/ Mrs. Aamrah Ghauri
                                       -----------------------------------------
                                       Print name here: Mrs. Aamrah Ghauri

                                 [LETTERHEAD]



                              September 15, 1998

   MIRAGE HOLDINGS, INC. ACQUISITION AGREEMENT WITH SALIM GHAURI AND OTHERS,
           NETWORK SOLUTIONS (PVT) LIMITED, AND NETSOL (UK) LIMITED

                              CLOSING MEMORANDUM

     This Memorandum outlines the action taken in connection with the sale by Salim Ghauri and Others (SGO") of 51% of the issued and outstanding capital stock of Network Solutions (Pvt) Limited, a Pakistan corporation ("NetSol Pvt") and of 43% of the issued and outstanding capital stock of NetSol (UK) Limited, a United Kingdom corporation (NetSol UK"), (collectively, the "Shares") to Mirage Holdings, Inc., a Nevada corporation ("Mirage") in exchange for the payment of $775,000 and 490,000 shares of common stock of Mirage, such sale being made pursuant to an Acquisition Agreement (the "Agreement"), dated as of the date of the Closing as defined in the Agreement, among the Parties. All capitalized terms used herein have that meaning as defined in the Agreement.

     1.  ACTIONS TAKEN PRIOR TO THE CLOSING.

         A. ACTIONS TAKEN BY MIRAGE, SGO, NETSOL PVT, AND NETSOL UK. At a meetings of the respective Board of Directors of each party, the respective Boards of Directors took all corporate action necessary to: (i) authorize the purchase and sale of the capital stock; (ii) authorize the execution and delivery of the Agreement; and (iii) fulfill the conditions precedent of each party as set forth in the Agreement.

         B. TIMING. The parties agreed that the transaction would be completed in two separate steps:

             i. THE SIGNING. The signing of the Agreement and all other documents related thereto would be held on September 15, 1998 (the "Signing Date"), at the offices of the Horwitz & Beam, Two Venture Plaza, Suite 350, Irvine, California, 92618.

             ii. THE CLOSING. The closing of the Agreement (i.e., the exchange of the capital stock for the cash payment as set forth in the Agreement) will be held as soon as practicable after the execution of the Agreement (the "Closing Date").

     2.  THE SIGNING.

         The Signing was held on September 15, 1998 (the "Signing Date"), at the offices of the Horwitz & Beam, Two Venture Plaza, Suite 350, Irvine, California, 92618.

     At the Signing, each party delivered to the other all required corporate documents and consents as set forth in the Agreement.

September 14, 1998
Page 2


     Also at the signing, the parties executed and delivered each to the other, unless waived, the following documents:


-------------------------------------------------------------------------------------------------------------------
     DOCUMENT                                       SIGNATORIES                      DELIVERY TO
-------------------------------------------------------------------------------------------------------------------
Acquisition Agreement                               Mirage                           Mirage
                                                    SGO                              SGO
                                                    NetSol Pvt                       NetSol Pvt
                                                    NetSol UK                        NetSol UK
-------------------------------------------------------------------------------------------------------------------
List of Shareholders - Exhibit A                    SGO                              Mirage
-------------------------------------------------------------------------------------------------------------------
Legal Opinion - Exhibit B                           Counsel for SGO, NetSol          Mirage
                                                    Pvt, and NetSol UK
-------------------------------------------------------------------------------------------------------------------
Certificate of Secretary of Mirage                  Najeeb U. Ghauri                 Mirage Corporate Records
                                                                                     SGO
                                                                                     NetSol Pvt
                                                                                     NetSol UK
-------------------------------------------------------------------------------------------------------------------
Consent of Mirage Directors                         Najeeb U. Ghauri                 Mirage Corporate Records
                                                    Gill Champion                    SGO
                                                    Irfan Mustafa                    NetSol Pvt
                                                                                     NetSol UK
-------------------------------------------------------------------------------------------------------------------
Certificate of Vice President and Chief             Gill Champion                    Mirage Corporate Records
Financial Officer of Mirage                                                          SGO
                                                                                     NetSol Pvt
                                                                                     NetSol UK
-------------------------------------------------------------------------------------------------------------------
Certificate of Officers of NetSol Pvt               Officers of NetSol Pvt           NetSol Pvt Corporate
                                                                                     Records
                                                                                     Mirage
-------------------------------------------------------------------------------------------------------------------
Certificate of Officers of NetSol UK                Officers of NetSol UK            NetSol UK Corporate
                                                                                     Records
                                                                                     Mirage
-------------------------------------------------------------------------------------------------------------------
Certificate of SGO                                  SGO                              SGO Records
                                                                                     Mirage
-------------------------------------------------------------------------------------------------------------------


     The Signing was then declared completed.

     3.  THE CLOSING.

     At the Closing, Mirage delivered to SGO a check in the amount of $500,000 as the Purchase Price under the Agreement.

     At the Closing, SGO delivered to Mirage certificates representing the Shares as designated in Section 1.1 of the Agreement.

     At the Closing, Mirage delivered to SGO the Shares as designated in
Section 1.2 of the Agreement.

     The Closing was then declared completed.

September 14, 1998
Page 3


     4.  ACTION SUBSEQUENT TO THE CLOSING.

     Not later than 15 days after the Closing Date, Mirage, pursuant to any and all requirements of the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended, shall file any and all required documents with the United States Securities and Exchange Commission.